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                                                                     Exhibit 4.1

                                SEVENTH RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PRANDIUM, INC.

                          -----------------------------

                 Pursuant to Sections 245 and 303 of the General
                    Corporation Law of the State of Delaware

                          -----------------------------

         The undersigned, Robert T. Trebing, Jr., certifies that he is the Executive Vice President and Chief Financial Officer of Prandium, Inc., a corporation organized and existing under the laws of the State of Delaware, and does hereby further certify as follows:

         i. The name of the corporation is Prandium, Inc. (hereinafter, the "Corporation"). The name under which the Corporation was originally incorporated was The Restaurant Enterprises Group, Inc. and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was September 15, 1986.

         ii. This Seventh Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 245 and 303 of the General Corporation Law of the State of Delaware and the Joint Plan of Reorganization of Prandium, Inc. and FRI-MRD Corporation, dated May 6, 2002, confirmed by order of the United States Bankruptcy Court for the Central District of California, entered on June 20, 2002.

         iii. This Seventh Restated Certificate of Incorporation shall become effective at 8:01 a.m. (Delaware time) on July 2, 2002.

         iv. The text of the Corporation's Sixth Restated Certificate of Incorporation as amended hereby is restated in its entirety, as follows:

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                                SEVENTH RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PRANDIUM, INC.

         First: The name of the Corporation is Prandium, Inc. (hereinafter, the "Corporation").

         Second: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         Third: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

         Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 9,000,000 shares of Common Stock, each having a par value of one cent ($.01), and 1,000,000 shares of Preferred Stock, each having a par value of one cent ($.01).

         The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions; provided, however, (a) that the Corporation may not issue non-voting equity securities, and (b) any certificate of designation or similar document setting forth the rights of classes of equity securities of the Corporation must provide for an appropriate distribution of voting powers among the voting equity securities of the Corporation, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends.

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         Fifth: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

         (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

         (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Fifth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         (6) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal

                                       3

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    or legal representatives) in connection with a proceeding (or part thereof)
    initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Fifth shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Fifth to directors and officers of the Corporation.

         The rights to indemnification and to the advance of expenses conferred in this Article Fifth shall not be exclusive of any other right which any person may have or hereafter acquire under this Fifth Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         Any repeal or modification of this Article Fifth by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         Sixth: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         Seventh: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Seventh Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Eighth: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws.

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         IN WITNESS WHEREOF, the Corporation has caused this Seventh Restated
Certificate of Incorporation to be executed in its corporate name this 1st day of July, 2002.

                                            PRANDIUM, INC.



                                            /s/ Robert T. Trebing, Jr.
                                            ------------------------------------
                                            Robert T. Trebing, Jr.
                                            Executive Vice President and
                                            Chief Financial Officer